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                                                                                                                                                                                                                                                                                                                              Vectren Corporation
                                                                                                          P.O. Box 209
                                                                                                          Evansville, IN 47702-0209

Investor Contact     Steven M. Schein, (812) 491-4209, sschein@vectren.com
Media Contact       Jeffrey W. Whiteside, (812) 491-4205, jwhiteside@vectren.com

FOR IMMEDIATE RELEASE

October 26, 2005

Vectren Corporation
Reports Thirds Quarter 2005 Earnings Increase

Fiscal 2005 Year-to-Date Earnings Increase over Last Year
Normal Temperature Adjustment Mechanism Implemented
Earnings Guidance for 2005 Affirmed

Evansville, Indiana - Vectren Corporation (NYSE:VVC) today reported net income for the three months ended September 30, 2005 of $16.5 million, or $0.22 per share, compared to net income of $9.7 million, or $0.13 per share, for the three months ended September 30, 2004. For the nine months ended September 30, 2005, reported earnings were $86.0 million, or $1.14 per share, compared to net income of $67.8 million, or $0.90 per share, for the nine months ended September 30, 2004.

“We are very pleased with improved earnings from both the utility and nonregulated businesses. These results reflect the impact of new gas rates for Vectren’s three gas utilities implemented over the last sixteen months and the continued strong performance from our gas marketing and coal mining nonregulated businesses,” said Niel C. Ellerbrook, Chairman, President and CEO. “In addition to the recent base revenue increases, the Indiana Commission authorized the establishment of a normal temperature adjustment tracker which should mitigate the impact of weather on margins from Indiana regulated gas customers during the October to April peak heating season.”

2005 Earnings Guidance

The company again affirmed that fiscal 2005 earnings are expected to be in the range of $1.70 to $1.90 per share. The targeted range is subject to the factors discussed under “Forward Looking Statements.”

Normal Temperature Adjustment (NTA) Billing Mechanism

The Company received approval from the Indiana Utility Regulatory Commission to implement a NTA mechanism that adjusts customer bills to reflect normal weather. Individual customer distribution charges will be adjusted on each monthly bill to reflect the impact on charges of the difference between actual and normal weather. Customers will continue to be billed for actual gas consumed. This process, over time, should be cost neutral to the customer and earnings neutral to Vectren. The NTA applies to Vectren’s Indiana gas distribution customers, approximately two thirds of the company’s total gas customers. Vectren’s distribution charges represent between 20 and 30 cents of every dollar paid by customers for their gas service. These “non-gas” costs are incurred to build, operate and maintain the pipes, other equipment and systems that are used to deliver gas to Vectren’s customers.

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Utility Group Operating Highlights

Utility Group earnings were $8.9 million for the quarter, compared to $4.5 million in the prior year, and $64.8 million for the nine months ended September 30, 2005, compared to $51.9 million in 2004. The increased performance is primarily due to gas base rate increases implemented in 2004 and early 2005 and higher electric revenues associated with recovery of pollution control investments. In addition, the year-to-date period reflects increased margins from generation asset optimization activities.

Gas base rate increases added revenue of $8.1 million, during the quarter and $25.1 million for the nine months ended September 30, 2005, compared to the prior year. Revenues associated with recovery of pollution control investments, net of related operating and depreciation expense, increased $3.6 million for the quarter and $7.4 million for the nine months. The improved margins were partially offset by higher operating expenses and a $3.0 million charge recorded in the second quarter of 2005 pursuant to the disallowance of Ohio gas costs.

Management estimates that the after tax impact of weather on third quarter 2005 results was favorable $0.2 million and unfavorable $2.5 million in 2004. The unfavorable after tax impact of weather for the nine month periods ended September 30 is estimated to be $3.5 million and $4.9 million for 2005 and 2004, respectively.

Nonregulated Group Operating Highlights

Nonregulated Group earnings were $8.5 million for the 2005 third quarter, compared to $5.9 million for the same period in the prior year. Earnings for the nine months ended September 30, 2005 were $23.1 million, compared to $17.2 million in 2004. Earnings from the three primary nonregulated business groups, Energy Marketing and Services, Coal Mining, and Utility Infrastructure Services, increased $3.0 million for the three and nine month periods. The remaining increase in the nine month period relates to net charges in the prior year for the write down of broadband investments and gains recorded from the Company’s investment in the Haddington Energy Partnerships.

Utility Group Discussion

Gas utility margins were $55.2 million and $270.7 million for the three and nine months ended September 30, 2005, respectively. This represents an increase in gas utility margin in the third quarter, a non-heating base load quarter, of $10.1 million and a year-to-date increase of $28.9 million compared to the same periods in 2004. The increases are primarily due to the impact of gas base rate increases. Year-to-date margins were also impacted by additional pass through expenses and revenue taxes recovered in margins of $2.4 million and $0.6 million, respectively, compared to last year. In the second quarter of 2005, the Company recorded an additional charge of $3.0 million as the estimated impact of the disallowance of Ohio gas costs ordered by the PUCO. In the fourth quarter of 2004, the Company had recorded a charge of $1.5 million with respect to the matters raised in the order.

Total gas sold and transported volumes were flat quarter over quarter and declined 2% for the nine month period, primarily due to lesser residential volumes. The seasonal impact of heating weather was negligible for the quarter, however, for the nine month period, weather was 9% warmer than normal and similar to the prior year. The warmer weather decreased margin an estimated $0.7 million for the nine month period, compared to 2004.

Electric retail and firm wholesale utility margins were $77.3 million and $194.9 million for the three and nine month periods ended September 30, 2005. This represents an increase over the prior year periods of $10.4 million and $13.3 million, respectively. The recovery of pollution control related investments and associated operating expenses and related depreciation increased margins $5.4 million quarter over quarter and $11.5 million for the nine month period.

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Retail residential and commercial volumes sold increased 15 percent during the quarter and 3 percent for the nine month period. Industrial sales volumes sold increased 5 percent during the quarter and 2 percent for the nine month period. Cooling weather for the quarter and nine months was 14% and 7% warmer than normal, respectively. Cooling weather, compared to last year, was 50% and 19% warmer than normal for the three and nine months ended September 30, 2005, respectively. The estimated increase in margins due to weather was $5.0 million and $3.2 million for the three and nine month periods, respectively, compared to the prior year.

Net electric wholesale margin primarily results from asset optimization activities derived from generation capacity in excess of that needed to serve native load and firm wholesale customers. For the three and nine month periods ended September 30, 2005, net asset optimization margins were $3.3 million and $15.1 million, compared to $4.3 million and $9.6 million for the same periods in 2004. Increased retail load experienced during the three months ended September 30, 2005 reduced available wholesale capacity. The increase in year-to-date margin results primarily from an increase in available capacity due to scheduled outages in 2004 of owned generation related to the installation of environmental compliance equipment and mark to market gains.

Other operating expenses for the three and nine month periods ended September 30, 2005, increased $6.9 million and $12.0 million, respectively, compared to 2004. The increases are primarily attributable to compensation and benefit cost increases, amortization of expenses related to gas base rate cases and expenses recovered through margin such as Ohio bad debt expense and NOx related operating expenses. The quarter was also impacted by an additional $1.5 million of bad debt expense related to the Company’s Indiana service territories when compared to the prior year, bringing the year-to-date bad debt expense to $6.4 million in 2005, compared to $6.8 million in 2004.

Depreciation expense increased $3.2 million and $9.7 million for the three and nine month periods ended September 30, 2005, compared to 2004. In addition to depreciation on additions to plant in service, the increases were primarily due to incremental depreciation expense associated with the environmental compliance equipment additions of $1.5 million for the quarter and $4.5 million for the year to date period.

Taxes other than income taxes increased $0.5 million and $1.2 million for the three and nine month periods ended September 30, 2005, compared to 2004. The year-to-date increase is primarily attributable to revenue taxes resulting from higher revenues.

Federal and state income taxes increased $2.8 million and $10.0 million for the three and nine months ended September 30, 2005, primarily due to higher pre-tax income.

Nonregulated Group (all amounts following in this section are after tax)

Energy Marketing and Services

Energy Marketing and Services is comprised of the company’s gas marketing operations, performance contracting operations and retail gas supply operations.

Net income generated by Energy Marketing and Services for the three months ended September 30, 2005, was $3.3 million, compared to $1.2 million in 2004. Energy Marketing and Services net income for the nine months ended September 30, 2005, was $10.0 million, compared to $9.1 million in 2004. Results reported are net of nonregulated group corporate expense.

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Gas marketing operations, performed through ProLiance Energy, provided the primary earnings contribution in both periods, totaling $4.9 million for the quarter and $13.4 million year-to-date. ProLiance increased its earnings contribution over 2004 by $3.3 million for the quarter and $3.2 million for the year-to-date period primarily due to increased arbitrage opportunities provided by wider basis differentials between physical and financial markets during the quarter.

Energy Systems Group’s performance contracting operations provided earnings contribution of $0.3 million during the quarter, a decline of $1.1 million, compared to last year. For the year-to-date period, ESG produced losses of $(1.1) million, a decline of $2.3 million, compared to last year The decreases in earnings contribution are primarily attributable to the delay in the closing of new contracts and increased overhead from the Progress Energy Solutions’ acquisition completed in 2004. For the nine month period, ESG closed nearly $57 million in new contracts, a year-to-date increase of nearly $12 million over 2004, and raised its construction backlog at the end of September to $38 million, an increase of $6 million over 2004.

Vectren Source’s retail gas supply operations resulted in a third quarter seasonal loss of $(0.9) million, compared to losses of $(1.2) million in 2004. Year-to-date Vectren Source’s losses totaled $(0.6) million in 2005 compared to losses of $(0.9) million in 2004. Source had 120,000 customers at September 30, 2005, an increase of 30,000 over last year. Margin from customer growth was offset by the impact of warmer than normal weather, primarily in the first quarter.

Coal Mining

The Coal Mining Group mines and sells coal to the company’s utility operations and to other customers through its wholly owned subsidiary Vectren Fuels, Inc. (Fuels). The Coal Mining Group also generates IRS Code Section 29 tax credits resulting from the production of coal-based synthetic fuels through its 8.3 percent ownership interest in the Pace Carbon Partnership (Pace Carbon). In addition, Fuels receives synfuel-related fees from synfuel producers unrelated to Pace Carbon for a portion of its coal production.

The Coal Mining Group’s net income for the three months ended September 30, 2005, was $4.9 million, compared to $3.6 million in 2004. Coal Mining net income for the nine months ended September 30, 2005, was $14.0 million, compared to $11.1 million in 2004.

Third quarter earnings from the mining operations were $1.6 million, an increase of $1.4 million over last year. For the nine month period, mining operations contributed $4.2 million, an increase of $2.7 million over last year. The increase in earnings was due to higher productivity, improved yield and higher prices, which were partially offset by higher commodity prices, such as steel and diesel fuel.

Earnings from Pace Carbon and synfuel processing fees earned by Fuels were $3.3 million and $9.8 million for the quarter and nine months of 2005. Last year results were $3.4 million and $9.6 million for the quarter and nine months of 2004.

Utility Infrastructure Services

Utility Infrastructure Services provides underground construction and repair to gas, water, electric and telecommunications companies primarily through its investment in Reliant Services, LLC (Reliant) and Reliant’s 100 percent ownership in Miller Pipeline. Reliant is a 50 percent owned strategic alliance and is accounted for using the equity method of accounting.

Utility Infrastructure Services’ contributed earnings of $1.0 million and $1.4 million for the three month periods ended September 30, 2005 and 2004, respectively. For the nine month periods ended September 30, the business group contributed $0.5 million and $1.3 million in 2005 and 2004, respectively. This decrease is primarily attributable to fewer large pipeline projects and customer requested delays in the start of awarded waste water projects.

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 Other Businesses

The Other Businesses Group includes a variety of operations and investments including investments in broadband communications services, energy-related investments, real estate and leverage leases among other activities.

For the three months ended September 30, 2005, Other Businesses reported a loss of $(0.7) million, compared to a loss of $(0.3) million in 2004. For the nine months ended September 30, 2005, Other Businesses reported a loss of $(1.4) million, compared to a loss of $(4.3) million in 2004.

In 2004, the company recorded broadband-related impairment charges totaling $(6.0) million after tax. In addition, in 2004 the Company recorded a net after tax gain related to investments in Haddington Energy Partnerships of $1.8 million.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on October 28, 2005

Vectren management will discuss third quarter 2005 earnings results and provide an outlook for the remainder of 2005 during a conference call for analysts scheduled at 9:00 a.m. EDT (8:00 CDT), Friday, October 28, 2005. You are invited to listen to the live, audio only Webcast of the conference call as well as view the accompanying slide presentation by choosing “Q3 2005 Earnings Webcast” on Vectren’s website, www.Vectren.com. Approximately two hours after the completion of the Webcast, interested parties may also view the slide presentation and listen to the Webcast replay at Vectren’s website.

About Vectren

Vectren Corporation is an energy and applied technology holding company headquartered in Evansville, Indiana. Vectren’s energy delivery subsidiaries provide gas and/or electricity to over one million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s non-regulated subsidiaries and affiliates currently offer energy-related products and services to customers throughout the midwest and southeast. These include gas marketing and related services; coal production and sales and utility infrastructure services. To learn more about Vectren, visit www.vectren.com.

Safe Harbor for Forward Looking Statements

This document contains forward-looking statements, which are based on management’s beliefs and assumptions that derive from information currently known by management. Vectren wishes to caution readers that actual results could differ materially from those contained in this document. Additional detailed information concerning a number of factors that could cause actual results to differ materially from the information that is provided to you is readily available in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2005.